Exhibit 23.  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-20683, 333-18557, 33-60113, 333-36693, and 333-
18543.

ARTHUR ANDERSEN LLP
Atlanta, Georgia
March 26, 2002